EXHIBIT TO ITEM 77Q

KOBREN INSIGHT FUNDS


77Q(f) Letters from the registrant and independent
 accountants furnished pursuant to sub-items 77K and 77L:

[PricewaterhouseCoopers letterhead]

February 15, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 77K of Form N-SAR of Kobren
Insight Funds for the six months ended December
31, 2005, and we are in agreement with the statements concerning our firm therein. We have no basis to comment on the statements contained in
Item 3 in the exhibit.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP